Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2005 related to the consolidated financial statements of Global Cash Access Holdings, Inc. (the “Company”) included in the Company’s Registration Statement on Form S-1 (No. 333-123514).

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
February 14, 2006